SUBSIDIARIES OF THE COMPANY
Name of Subsidiary or Affiliate                Jurisdiction of Incorporation

Meridian Project Systems Pty Ltd	Australia
Trimble Planning Solutions Pty Ltd	Australia
Spectra Precision Pty Limited	Australia
Trimble Navigation Australia Pty Limited	Australia
Ferdinand Graf GmbH	Austria
Plancal GmbH Austria	Austria
Trimble NV (fka Punch Telematix NV)	Belgium
ICS Benelux NV	Belgium
Acunia International N.V.	Belgium
Alturion N.V.	Belgium
Wevada N.V.	Belgium
Gatewing B.V.	Belgium
Trimble Brasil Solucoes Limitada	Brazil
0907381 B.C. Ltd.	Canada
Applanix Corporation	Canada
Cengea Solutions Inc.	Canada
Geo 3D Inc.	Canada
MPS Development Inc.	Canada
PeopleNet Communications Canada Corp	Canada

Trimble Canada Limited	Canada
Trimble Exchangeco Limited	Canada
Trimble Holdings Company	Canada
VS Visual Statements Inc.	Canada
GeoTrac Systems Inc.	Canada
Maddocks Systems, Inc.	Canada
Trimble Chile Comercial Ltda	Chile
Trimble Navigation Chile Ltda	Chile
Changchun Yamei Electronic Technology Col Ltd.	China
Eleven Technology (SIP) Co Ltd	China
Quantm Qinzheng (Beijing) Technology Co., Ltd.	China
Tekla Software (Shanghai) Co. Ltd.	China
Trimble Electronic Products (Shanghai) Company Limited	China
Trimble Communicatoin and Navigation Technology (Xilan) Co., Ltd.	China
Trimble Middle East WLL	Egypt
Trimble Finland OY	Finland
Tekla Corporation	Finland
Ashtech SAS	France
Tekla Sarl	France
Mensi S.A.	France
Punch Telematix France S.A.S.	France

Magnav france Holdco SAS	France
Sitech	France
Trimble France S.A.S.	France
Plancal Sarl	France
ALK Technologies SARL	France
3D Lasersysteme GmbH	Germany
GeoNav GmbH	Germany
GeoSurvey GmbH	Germany
HHK Datentechnik GmbH	Germany
Ingenieurburo Breining GmbH	Germany
Meridian Project Systems Europe GmbH	Germany
SITECH West GmbH	Germany
Punch Telematix Deutschland Gmbh	Germany
S+H Systemtechnik GmbH	Germany
Sinning Vermessungsbedarf GmbH	Germany
SITECH Sud GmbH	Germany
SITECH Ost GmbH	Germany
Tekla GmbH	Germany
Topographische Systemdatm GmbH	Germany
Trimble Germany GmbH	Germany
Trimble GmbH	Germany

Trimble Jena GmbH	Germany
Trimble Kaiserslautern Gmbh	Germany
Trimble Terrasat GmbH	Germany
Eilers & Droste Gmbh	Germany
Plancal Lizenz AG	Germany
Plancal GmbH	Germany
Plancal Service & Entwicklung GmbH	Germany
ALK Technologies Limited	Germany
Trimble Navigation India Pvt Limited	India
Trimble Mobility Solutions India Limited	India
Trimble Information Technologies India Pvt. Ltd.	India
Tekla India Pvt. Ltd.	India
Spime India Technologies Pvt. Ltd.	India
LeT Systems	Ireland
Lakefield eTechnologies Group Limited	Ireland
Lime Daross Limited	Ireland
Trimble italia S.R.L.	Italy
Trimble Japan KK	Japan
Tekla K.K.	Japan
Geode SECO Sde R.L. de C.V.	Mexico
Trimble Mexico S de R.L.	Mexico

Punch Telematix Nederland B.V.	Netherlands
TNL Technology Holdings CV	Netherlands
Trimble Europe B.V.	Netherlands
LogicWay BV	Netherlands
KWW Beheer BV	Netherlands
GeoSystems New Zealand Ltd	New Zealand
Ashtech A/O	Russia
Trimble Navigation Singapore PTE Limited	Singapore
Tekla (SEA) Pte. Ltd.	Singapore
Trimble Navigation Technology South Africa (Pty) Ltd	South Africa
Optron Geomatics Pty Limited	South Africa
Geotronics Southern Europe Europe S.L.	Spain
Punch Telematix Iberica S.L.	Spain
Trimble International Holdings, Sociedad Limitada (S.L)	Spain
Trimble Navigation Iberica S.L.	Spain
Tekla Software AB	Sweden
Trimble A.B.	Sweden
Trimble Sweden A.B.	Sweden
Trimble Thailand Co Ltd	Thailand
Accutest Engineering Solutions Ltd	UK
Farm Works Ltd	UK

Lake eTechnologies Limited	UK
Tekla (UK) Ltd.	UK
Trimble MRM Ltd.	UK
Trimble Navigation Europe Limited	UK
Trimble UK Limited	UK
StruCAD 2011	UK
ALK Technologies Limited	UK
Trimble IP Limited Corporation	USA-CA
Trimble IP General Corporation	USA-CA
Jamestown Manufacturing Corporation	USA-CA
Meridian Project Systems, Inc.	USA-CA
Ntech Industries Inc.	USA-CA
SECO Manufacturing Company Inc	USA-CA
Trimble Export Limited	USA-CA
Trimble Military and Advanced Systems Inc.	USA-CA
Trimble Navigation International Limited	USA-CA
Trimble Specialty Products Inc.	USA-CA
TR Navigation Corporation	USA-CA
Spime Inc.	USA-CA
QuickPen International Inc.	USA-CO
Sketchup	USA-CO

Trimble Navigation Foundation	USA-DE
PeopleNet Holdings Corporation	USA-DE
PNET Holding Corp.	USA-DE
Tekla Inc.	USA-DE
SPHM Inc	USA-DE
XYZ Solutions, Inc.	USA-DE
Advanced Public Safety Inc	USA-FL
ALK Technologies, Inc.	USA-FL
Apache Technologies Inc.	USA-OH
TMW Intermediate Holdings Corporation	USA-OH
TMW Systems, Inc.	USA-OH
Kositzky & Associates Inc.	USA-OK
BetaZone, Inc.	USA-TN
Innovative Computing, LLC	USA-TN
Applanix LLC	USA-TX
Mobile Tech Solutions Inc.	USA-TX
TNL Flight Services Inc.	USA-TX
Ashtech LLC	US-TX
Mechanical Data Inc.	USA-VA
Dynamic Survey Solutions, Inc.	USA-VT
Geoline Inc.	USA-WA

WinEstimator Inc.	USA-WA
PeopleNet Communications Corporation	USA-MN
Beartooth Mapping Inc.	USA-MT
ALK Technologies, Inc.	USA-NJ